SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                January 17, 2006
                Date of Report (Date of earliest event reported)
                                  iParty Corp.
             (Exact name of registrant as specified in its charter)

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          Delaware                     000-25507                 76-0547750
(State or other Jurisdiction   (Commission File Number)       (I.R.S. Employer
     of Incorporation)                                      Identification No.)

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      270 Bridge Street, Suite 301, Dedham, Massachusetts                02026
           (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (781)-329-3952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry into a Material Definitive Agreement.

On January 17, 2006, iParty Corp. and iParty Retail Stores Corp., as borrowers, and Wells Fargo Retail Finance II, LLC, as lender, entered into a fourth amendment (the "Fourth Amendment") to the Loan and Security Agreement by and among the parties dated August 23, 2000, as previously amended as of May 23, 2002, January 2, 2004, and April 27, 2005 (the "Loan Agreement").

The Fourth Amendment does not increase the Loan Agreement's credit limit of $12.5 million, but adds a new $500,000 term loan, representing increased availability, as defined in the Loan Agreement. The Fourth Amendment also provides that the interest rate payable on borrowings under the Loan Agreement's revolving line of credit shall be increased by one-quarter percent during the period in which the term loan is outstanding. In addition, the Fourth Amendment waives a default under the Loan Agreement that occurred on January 12, 2006.

The full text of the Fourth Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.


Item 9.01         Financial Statements and Exhibits.

         (d) Exhibits

10.1 Fourth Amendment dated January 17, 2006 to Loan and Security Agreement by and among iParty Corp., iParty Retail Stores Corp. and Wells Fargo Retail Finance II, LLC.

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                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                             iParty Corp.

Date: January 19, 2006                       By:   /s/ Sal Perisano
                                                  ------------------------------
                                                  Sal Perisano
                                                  Chief Executive Officer


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                                  EXHIBIT INDEX


EXHIBIT
NUMBER    DESCRIPTION
------    -----------

10.1 Fourth Amendment dated January 17, 2006 to Loan and Security Agreement by and among iParty Corp., iParty Retail Stores Corp. and Wells Fargo Retail Finance II, LLC.